Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Dynamic Applications Corp.
Ramat Gan, Israel

I hereby consent to the incorporation in this Registration Statement on Form 10 my report dated November 21, 2012, relating to the Financial Statements for the fiscal years ended December 31, 2011 and 2010.

/S/ Michael F. Cronin

Michael F. Cronin

Certified Public Accountant

November 21, 2012